UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 20, 2005

NANO-PROPRIETARY, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Nano-Proprietary, Inc. is filing this current report to report that it has completed a private placement of $1,000,000 whereby it issued 482,393 shares of its common stock, par value $.001 per share, to an accredited investor, Pinnacle Fund, L.P. at a price of $2.073 per share. These shares were issued in a transaction deemed exempt from registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D. The offering was completed, and funds were received, on Thursday, October 20, 2005. The proceeds will be used for working capital.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

4.1	Regulation D Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano-Proprietary, Inc.

By: /s/ Douglas P. Baker
Date: October 25, 2005	Douglas P. Baker Chief Financial Officer